Investor Presentation November 2024

Disclosures Forward-Looking Statements This presentation contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; future changes in U.S. tax laws and regulations or interpretations thereof; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings, and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss) and Adjusted EPS. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the “Appendix.”

Company Overview

Storied History of Success with Runway for Growth 120-year Distinguished Legacy Industry Leading Pure Play Manufacturer of High-Quality Freight Railcars 2020 – 2024 Product, Footprint and Cost Transformation 1900s – 2000s Established Leadership Capturing Coal Car Demand 2010s – 2020s Pivot to a New Company June 2024 10,000th railcar produced at Mexico facility July 2024 Secured Multi-Year Tank Car Conversion Order

Business Model Built to Achieve Profitable Growth $548M Revenue Up 52.1% YoY 1. See appendix for reconciliation of non-GAAP measures 4,364 Railcar Deliveries 175K+ Railcars in Service Today LTM as of 9/30/2024 10.6% Gross Margin Up 110 bps YoY 5,000+ Capacity $8,149 Adj. EBITDA1 / Railcar Up 0.2% YoY

Well Positioned Within Addressable Market

Market Drivers

- Increased production
- Lower commodity price volatility
- Heightened replacement demand for railcars
- Significant growth in intermodal transportation
- Elevated investment in efficiency and safety regulation
- Shift to environmentally friendly methods of transportation

How We Win

- Customer centricity and transparency
- Unique product offering with flexible design options
- Market-leading order fulfillment times
- Building volumes at lower batch quantities
- Differentiated route to market
- Financing capabilities provide optimal multi-lender optionality

Railcar Market



Captured Market Share[1] ~10%
FreightCar America
Potential Tank Car Capture
Addressable Market ~
Tank Cars ~
40K
Units per Year
Other ~
Gondolas, Hoppers, Box Cars & Flat Cars

Industry 2021-2023 CAGR[2]: 0.2%
RAIL 2021-2023 CAGR[3]: 9.4%

Diverse product offering reducing cyclicality across portfolio, serving 60% of the railcar market with room to expand another 20% into tank cars

1. Based on mid-range of 2024 delivery guidance
2. Based on industry orders in the noted period
3. Based on FreightCar America orders in the noted period

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Diverse Product Portfolio Catering to a Strong Customer Base

Gondolas


VersaCoil – Coil Steel Gondolas


Mill Gondolas


Woodchip Gondolas


Aggregate Gondolas


High-Capacity Mill Gondolas

Hoppers


Covered Hoppers


VersaFlood – Open Top Hoppers

Box Cars


Box Cars

Flat Cars


Flat Cars


Intermodal Flats

Conversions & Modifications


Railcar Conversions


Tank Car Modifications

Average Deliveries by Customer Type FY20 to Present

Leading railroad, lessors, and shippers based in North America with an average tenure of 20+ Years

Collaborative approaches to design that deliver on the ultimate shipper need



Shippers/Private Owners
Average Delivery Share by Customer Type
Lessors
Railroads

Our Pure Play market position means partnering with Lessors, not competing against them

Deal transparency and straightforward contract terms

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Company Leadership Michael Riordan Chief Financial Officer Joined FCA in 2020 as part of turn-around team Focused on strategic planning and capital management 17+ years in finance, accounting and operations Matthew Tonn Chief Commercial Officer Joined FCA in 2019 to lead Company’s realignment in the broader freight and third- party lessor markets Proven track record for business development, growth and start-ups 30+ years of experience in the rail equipment markets Nicholas Randall Chief Executive Officer Joined FCA in 2023 to prepare Company for its next phase of development Technical expertise in manufacturing excellence and supply chain management 20+ years of expertise in leading automotive and aerospace companies Joined FCA in 2022 to lead Legal and Compliance Business-minded attorney with deep commercial and M&A experience 15+ years in the legal industry, with a mix of private practice, in-house and government experience 80+ years of industrial manufacturing experience 6 Celia Perez General Counsel

WORLD-CLASS MANUFACTURER OF RAIL EQUIPMENT, GENERATING INDUSTRY LEADING MARGINS WITH SIGNIFICANT OPPORTUNITY FOR FURTHER EXPANSION Completed Transformation Driving Profitable Growth Minimized fixed costs to provide agility during cyclical downturns Breakeven Adj. EBITDA at extremely low volumes1 Fast changeovers / reduced downtime Vertically integrated Ample ability to source lower cost skilled labor Manufacturing Footprint / Cost Differentiated Market Position Pillars for Value Creation 2024 & Beyond Strategic focus – scaling the business at a higher margin Drive Profitable Growth in Railcar Manufacturing Recapitalize Debt Structure Future Product Expansion Pure play manufacturer, serving leasing, shipping, and railroad customers Well-positioned to respond to customer delivery requirements by achieving fast and efficient order-to-fulfillment times State of the art manufacturing and industry-respected technical team able to efficiently deliver customized product requirements Based on average historical mix of car types.

Premier Manufacturing Campus Castaños, Mexico Facility: Plant designed for efficient future expansion Castaños Railcar Capacity | Timing of Facility Expansion Line 4 Line 3 Line 2 Line 1 0.7M 2K 5K+ Sq. ft. employees Annual car capacity 2023 completion 4 Production lines Vertically integrated paint, fabrication, wheel & axle shops 10 Line 5* *Fifth line available to increase production volume by approximately 20% OVER 10,000 CARS COMPLETED SINCE ITS INCEPTION Update photo

Vertically-Integrated Facility Driving Significant Margin Improvement Optimized operational efficiency and cost-effectiveness 11 Proximity to low-cost regional supply base Gross Profit / RAILCAR Ability to effectively manage supply chain challenges due to consolidated footprint and vertical integration Access to a skilled labor force in MX with higher retention than domestic labor force Achieved $6,658 in Adj. EBITDA / Railcar1 at ~60% capacity 1. FY 2023 as of 12/31/23; See appendix for reconciliation of non-GAAP measures Early stages of realizing benefits of operational efficiencies: 11

Uniquely Positioned within Market FCA’s flexible manufacturing and industry respected technical team allow for product run sizes and order customization considered undesirable by the competition By maintaining open capacity starting in months 8 – 9, combined with flexibility designed into its manufacturing tooling and processes, FCA is well-positioned to win business that must be delivered on short timelines FCA’s business is approximately equally divided between Class I Railroads, Leasing Companies and Shippers FY20 through FY23 45 Different car designs delivered 30 Unique Customers Order Fulfillment 4-9 Months Industry leading order fulfillment time As a pure play, FCA has a unique relationship with lessors Pure Play Manufacturer That Does Not Compete with Its Customers Niche Manufacturing Capability Optimized Backlog Leasing comprises a majority of industry railcar orders

Pillars for Value Creation

GROWTH STRATEGY

Drive Profitable Growth in Railcar Manufacturing

Completed new state-of-the-art 0.7M ft^2 campus

Well trained, 2,000-person workforce with commitment to lean manufacturing and ability to scale

Achieving industry leading margins

Recapitalize Debt Structure

With continued profitability growth, FCA is **positioned to recapitalize its debt structure**

Obtain a **new working capital facility** aligned with current business profile at lower cost

Expand **free cash flow generation** further by retiring Preferred Shares with a lower cost debt facility

Future Product Expansion

Facilities, people, proximity to the U.S. border and deep knowledge of Mexico **create potential whitespace opportunities**

Broad Portfolio


Gondolas


Open Top Hoppers


Covered Hoppers


Box Cars


Conversions


Flat Cars

Ability to Expand Offerings


Tank Cars

Additional Whitespace Opportunities

FREIGHTCAR AMERICA

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Financial Overview

3Q24 Financial Results Adjusted EBITDA1 ($ in millions) Strong quarterly results realizing strong revenue growth and profitability 15 Revenue ($ in millions) Gross Profit ($ in millions) See appendix for reconciliation of non-GAAP measures Revenues of $113.3M, up 83% YoY 961 railcar deliveries in 3Q24, up from 503 railcar deliveries in 3Q23 due to an increase in production capacity Gross Margin of 14.3%, down 60 bps YoY Q3 margin decrease was primarily due to a shift in the mix of railcars delivered between periods. Adj. EBITDA $10.9M, up 210% YoY Raises mid-point Adj EBITDA guidance; Reaffirms full year revenue and railcar delivery guidance

Historical Financial Performance Adjusted EBITDA2 ($ in millions) 16 1. Reflects midpoint of FY24 guidance as of 11/12/2024 2. See appendix for reconciliation of Non-GAAP measures Revenue ($ in millions) / Railcar Deliveries (units) 2020-2023 CAGR Deliveries 42% | Revenue 35% 1 1

Cash Flow Operating Cash Flow ($ in millions) Key Metrics FY23 Delivered second consecutive year of positive operating cash flow $40.5M Cash $29.4M Total Debt $12.7M Capital Expenditures 17 1 1. Reflects product changeovers, plant construction and temporary closure of the US / Mexico border at year-end

Full Year 2024 Guidance 18 Metric 4,300 - 4,700 $560 -$600M $37 -$39M Railcar Deliveries Revenue Adj. EBITDA1 Target YoY Growth at Midpoint Cars 1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results. 48.9% 62.0% 89.0% (Previous: $35 – $39M) (Previous: 84.1%)

Investment Highlights

Strong Revenue Generation with Increased Capacity

5,000+ Annual Railcar Capacity

Achieved FY23 revenue of $358M **at ~60% capacity**

Industry Leading Margin Profile

11.7% FY23 Gross Margin

$6,658 FY23 Adj. EBITDA/railcar

Positioned to Generate Free Cash Flow

Anticipate **3rd consecutive year of operating cash flow** in 2024

Maintenance **CapEx at ~0.5% – 0.75% of revenue**

Equity Capital (as of 9/30/24)	
Common Stock	**18.9 million**
Employee Options	1.9 million
Public Warrants	14.7 million
Fully Diluted Shares Outstanding	35.5 million
Market Capitalization[1]	$287.8 million
Net Debt[2]	$5.0 million
Preferred Shares[3]	$108.4 million
Enterprise Value	$401.2 million

1. Closing share price of $15.23 per share as of November 8, 2024
2. Includes current portion of long-term debt and leases as well as long-term lease liabilities, less cash and cash equivalents
3. For more information, see Note 12 to Consolidated Financial Statements in form 10-K filed on 3/18/24 (https://investors.freightcaramerica.com/documents/sec-filings/sec-filings-details/default.aspx?FilingId=17377826)

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Appendix

Common Stock $ 10.79 $ 11.00 $ 11.50 $ 12.00 $ 12.50 $ 13.00 $ 13.50 $ 14.00 $ 15.00 $ 20.00 Shares held by Affiliates 6.43 6.43 6.43 6.43 6.43 6.43 6.43 6.43 6.43 6.43 Shares held by Other Shareholders 12.46 12.46 12.46 12.46 12.46 12.46 12.46 12.46 12.46 12.46 Subtotal 18.88 18.88 18.88 18.88 18.88 18.88 18.88 18.88 18.88 18.88 Potentially Dilutive (1)                     Employee Options 1.85 1.86 1.89 1.91 1.94 1.96 1.98 2.00 2.03 2.15 Public Warrants 1.09 1.11 1.13 1.15 1.17 1.19 1.20 1.22 1.25 1.34 Subtotal 0.68 2.97 3.02 3.06 3.11 3.15 3.18 3.22 3.28 3.50 Convertible Instruments                     Public Warrants 13.63 13.63 13.63 13.63 13.63 13.63 13.63 13.63 13.63 13.63 Subtotal 13.63 13.63 13.63 13.63 13.63 13.63 13.63 13.63 13.63 13.63 Total as of 9/30/2024 35.46 35.49 35.54 35.58 35.62 35.66 35.70 35.73 35.80 36.01 Represents shares and diluted securities outstanding at various price per share levels (Shares in millions) Diluted Share Count at Various Prices Potentially Dilutive Employee Options are computed using the Treasury Stock Method and reflect the additional shares that would be outstanding if stock options were exercised during the period 21

Reconciliation of Income (Loss) Before Taxes to EBITDA and Adjusted EBITDA EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies 22 This adjustment removes the non-cash (income) expense associated with the change in fair market value of the warrant liability. During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan. During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement. During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars. During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet. Adjusted EBITDA represents EBITDA before the following charges: Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 (Loss) / Income Before Income Taxes $(103,639) $3,409 $(107,113) $(19,846) Depreciation & Amortization 1,442 1,085 4,252 3,189 Interest Expense, Net 1,577 2,037 5,815 12,988 EBITDA (100,620) 6,531 (95,046) (3,669) Loss/(gain) on change in fair market value of Warrant (A) 110,040 (4,273) 125,581 1,869 Loss on Debt Extinguishment (B) 14,880 Loss on Pension Settlement (C) 313 313 Litigation Settlement (D) (3,214) Gain on Sale of Railcars Available for Lease (E) (622) Stock Based Compensation 804 715 2,330 524 Other, net 680 228 1,419 333 Adjusted EBITDA $10,904 $3,514 $29,070 $13,628

Reconciliation of Loss Before Taxes to EBITDA and Adjusted EBITDA

	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Loss Before Income Taxes	$(75,353)	$(85,899)	$(40,034)	$(36,535)	$(22,088)
Depreciation & Amortization	12,438	9,202	4,304	4,135	4,606
Interest Expense, Net	609	2,225	13,317	25,423	15,031
EBITDA	**(62,306)**	**(74,472)**	**(22,413)**	**(6,977)**	**(2,451)**
Loss/(gain) on change in fair market value of Warrant (A)		3,657	14,894	(1,486)	2,229
Restructuring and Impairment Charges (B)	22,371	18,325	6,530		
Impairment on Leased Railcars (C)		18,951	158	4,515	4,091
Gain on OPEB Settlement (D)	(6,637)				
(Gain)/Loss on Debt Extinguishment (E)			(10,122)		14,880
Alabama Grant Amortization (F)	(2,219)	(2,219)	(2,216)	(1,857)	
Mexican Permanent VAT (G)				2,769	
Loss on Pension Settlement (H)				8,105	313
Transaction Costs (I)		465	491	153	
Startup Costs (J)				1,113	
Consulting Costs (K)			129	1,073	
Corporate Realignment (L)				1,323	
Retention and Success (M)	144	3,130			
Legal Reserve (N)			756		
Plant Transition Costs (O)		2,239	2,386		
Loss/(Gain) on Sale of Railcars Available for Lease (P)	7,266				(622)
Stock Based Compensation (Q)	1,225	1,034	2,977	2,106	1,240
Other, Net	(858)	(576)	(817)	(2,426)	440
Adjusted EBITDA	**$(41,014)**	**$(29,466)**	**$(7,247)**	**$8,411**	**$20,120**

EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company's business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies

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FREIGHTCAR AMERICA

This adjustment removes the non-cash expense associated with the change in fair market value of warrant liability. Incurred certain restructuring costs related to severance and other costs related to shutdown of the Shoals and Roanoke facilities. During the fourth quarters of 2020, 2021, 2022 and 2023, recorded a non-cash impairment charge on leased railcar fleet. During the fourth quarter of 2019, recognized a non-cash gain on the settlement of the OPEB plan. Recorded a non-cash gain on extinguishment of PPP Loan in the third quarter of 2021, and a non-cash loss on debt extinguishment of term loan in the second quarter of 2023. Amortized deferred grant income to cost of goods sold that represents a non-cash reduction to gross margin (loss). Transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs. Recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022. Incurred certain costs in the fourth quarter of 2020 for nonrecurring professional services associated with the acquisition of Castaños joint venture. Incurred certain costs during 2022 related to new production line. Incurred certain non-recurring consulting costs during 2021 and 2022. Incurred certain non-recurring corporate realignment costs in 2022. m) During 2019, implemented retention and success bonus programs for certain employees during restructuring. During the first and fourth quarters of 2021, recognized charges related to a legal dispute. During 2020, implemented a program to shift production originally planned for U.S. plants to the Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to the Castaños facility. Recognized a pre-tax loss on sale of railcars available for lease during 2019 and a pre-tax gain related to sales of leased railcar fleet in the second quarter of 2023. This adjustment removes the non-cash expense associated with the stock-based compensation. Reconciliation of Loss Before Taxes to EBITDA and Adjusted EBITDA Adjusted EBITDA represents EBITDA before the following charges:

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Reconciliation of Income (Loss) Before Taxes to EBITDA and Adjusted EBITDA

Thank you!